HTS Image Processing, Inc.

(formerly Teamtronics, Inc.)

Financial Statements and

Independent Auditor’s Report

For the year ended December 31, 2017

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Independent Auditor’s Report

Members of the Board of Directors

HTS Image Processing, Inc. (formerly Teamtronics, Inc.)

We have audited the accompanying financial statements of HTS Image Processing, Inc. (formerly Teamtronics, Inc.) (a Delaware corporation) which comprise the balance sheet as of December 31, 2017, and the related statements of operations, stockholders,’ equity (deficit) and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Teamtronics, Inc. as of December 31, 2017, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Haynie & Company

Salt Lake City, Utah

December 24, 2018

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Financial Statements

HTS Image Processing, Inc.

(formerly Teamtronics, Inc.)

Balance Sheet

December 31,	2017

Assets
Current assets:
Cash and cash equivalents	$100,444
Accounts receivable, trade, net	868,790
Inventories	801,082
Prepaid and other current assets	78,349
Total current assets	1,848,665

Property and equipment:
Production equipment	94,467
Vehicles	62,791
Accumulated depreciation	(46,937)
Property and equipment, net	110,321

Total assets	$1,958,986

See the accompanying notes to financial statements.

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HTS Image Processing, Inc.

(formerly Teamtronics, Inc.)

Balance Sheet

(continued)

December 31,	2017

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$428,082
Accrued liabilities	280,883
Deferred tax liability	15,259
Current portion, long-term debt	10,928
Total current liabilities	735,152

Long-term debt, net of current portion	1,378,359

Total liabilities	2,113,511

Stockholders’ equity (deficit):
Common stock, $.001 par value; 1,000,000 shares
authorized, 1,000,000 issued and outstanding	1,000
Retained earnings (deficit)	(155,525)

Total stockholders’ equity (deficit)	(154,525)
Total liabilities and stockholders’ equity (deficit)	$1,958,986

See the accompanying notes to financial statements.

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HTS Image Processing, Inc.

(formerly Teamtronics, Inc.)

Statement of Income

For the year ended December 31,	2017

Net sales	$4,850,799
Cost of sales	3,819,838
Gross profit	1,030,961
General, administrative and selling expenses	407,448
Acquisition costs	389,191
Depreciation expense	39,652
Salaries and wages	193,376
Operating income	1,294
Income before income taxes	1,294
Provision for income taxes	(182,056)
Net income (loss)	$(180,762)

See the accompanying notes to financial statements.

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HTS Image Processing, Inc.

(formerly Teamtronics, Inc.)

Statement of Changes in Stockholders’ Equity (Deficit)

For the year ended December 31, 2017

				Total
			Retained	Stockholders’
	Total Common Stock		Earnings	Equity
	Shares	Amount	(Deficit)	(Deficit)

Balance at December 31, 2016	1,000,000	$1,000	$25,237	$26,237

Net income (loss)	-	-	(180,762)	(180,762)
Balance at December 31, 2017	1,000,000	$1,000	$(155,525)	$(154,525)

See the accompanying notes to financial statements.

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HTS Image Processing, Inc.

(formerly Teamtronics, Inc.)

Statement of Cash Flows

For the year ended December 31,	2017
Cash flows from operating activities:
Net income (loss)	$(180,762)
Adjustments to reconcile net income (loss) to net cash
from operating activities:
Depreciation and amortization	39,652
(Increase) decrease in operating assets:
Accounts receivable	136,782
Inventories	486,122
Prepaid and other current assets	(28,135)
Increase (decrease) in operating liabilities:
Accounts payable	(828,815)
Accrued liabilities	160,538
Deferred tax liability	15,259
Net cash from operating activities	(199,359)

Cash flows from investing activities:
Acquisition of property and equipment	(69,837)
Net cash from investing activities	(69,837)

Cash flows from financing activities:
Payments on long-term debt	(25,498)
Net cash from financing activities	(25,498)
Net change in cash and cash equivalents	(294,694)
Cash and cash equivalents, beginning of year	395,138
Cash and cash equivalents, end of year	$100,444

Supplemental disclosures of cash flow information:
Interest paid	$-
Income taxes paid	-

Schedule of non-cash financing activities
Accounts payable converted to note payable	$1,327,363

See the accompanying notes to financial statements.

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HTS Image Processing, Inc.

(formerly Teamtronics, Inc.)

Notes to Financial Statements

December 31, 2017

1.	Organization

Organization

HTS Image Processing, Inc (formerly Teamtronics) (a Delaware C corporation - the Company) was organized on September 20, 2016 to manufacture and sell portable rugged computerized equipment for industrial and field automation.

2.	Significant Accounting Policies

Basis of Accounting - The financial statements of the Company are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents are defined as cash and investments that have a maturity of less than three months. As of December 31, 2017, the Company had no cash equivalents in banks in excess of FDIC insurance of $250,000.

Accounts Receivable - Accounts receivable are stated net of an allowance for doubtful accounts. The Company estimates the allowance based on historical write-offs and management experience. As of December 31, 2017, management estimated all accounts receivable were collectible in full and accordingly, no allowance has been provided.

Inventory - The Company’s inventories are stated at the lower of cost (using the first-in first-out method - FIFO) or market. Inventories include raw materials (hardware, computer accessories etc.), and work-in-process. Work-in-process have standard overhead and labor costs allocated based on a percentage determined by management.

Property & Equipment - Property and equipment are recorded at cost. Depreciation and amortization expense is calculated using the straight-line method over the estimated useful lives, generally from three to fifteen years. Maintenance, repairs and minor renewals are expensed as incurred. The cost of property sold or otherwise disposed of and the related accumulated depreciation is relieved from the accounts, and any gains or losses arising from sale or disposal are included in income.

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HTS Image Processing, Inc.

(formerly Teamtronics, Inc.)

Notes to Financial Statements (Continued)

December 31, 2017

2.	Summary of Significant Accounting Policies (continued)

Paid Time Off - The Company provides paid time off for vacation, sick and personal time for its employees. Employees do not have the option of cashing out unused paid time off. The Company expenses the paid time off as incurred. No accrual has been made at year end due to the immateriality of the balance.

Product Warranty - The Company provides a warranty for its products which are sold. The warranty is for a period of 14 months from the shipping date. The Company has not incurred any warranty expense and has not made an accrual for an estimated warranty payable.

Impairment of long-lived assets - Management reviews net carrying value of all property and equipment and other long-lived assets on a periodic basis or whenever events or circumstances indicate that the carrying value of those assets may not be recoverable.

An impairment loss is recognized when the carrying amount of an asset exceeds the sum of the undiscounted estimated future cash flows. In this circumstance, the Company would recognize an impairment loss equal to the difference between carrying value and the fair value of the asset.

Income Taxes – The Company is a C Corporation and files income tax returns with the U.S. Federal and Utah state jurisdictions. The Company accounts for income taxes under the provisions of ASC 715-60, “Accounting for Income Taxes”, requiring companies to account for deferred income taxes using the asset and liability method. Under such practices, the Company recognizes deferred tax assets and liabilities related to the future tax consequences attributable to ongoing differences between the financial statement carrying amount and tax basis of existing assets and liabilities. The effect of income tax credits, loss carry-forwards and changes in statutory tax rates are recognized in the periods that such amounts are expected to be realized.

The Company adopted the provisions of ASC 740-10, “Accounting for Uncertainty in Income Taxes”. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740-10 requires a company to determine whether it is more-likely-than-not that a tax position will be sustained “when challenged” or “when examined” by the applicable taxing authority based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. As a result of the implementation of ASC 740-10, management performed a review of its material tax positions and determined that there were no unrecognized tax benefits which would materially affect the effective tax rate if recognized.

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HTS Image Processing, Inc.

(formerly Teamtronics, Inc.)

Notes to Financial Statements (Continued)

December 31, 2017

2.	Summary of Significant Accounting Policies (continued)

Income Taxes (continued)- The Company will include interest and penalties arising from the underpayment of income taxes in the statements of income in the provision for income taxes. As of December 31, 2017, the Company had no accrued interest or penalties related to uncertain tax positions. Tax years that remain subject to examination are years 2016 and forward.

Revenue Recognition - The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price to the customer is fixed or determinable, and collection of the resulting receivable is reasonably assured. These criteria are usually met at the time of product shipment.

Fair Value of Financial Instruments - The carrying amounts reported in the accompanying financial statements for cash equivalents, trade accounts receivable, accounts payable and accrued liabilities approximate fair value because of the immediate or short-term maturities of these financial instruments. The carrying amounts of the Company’s debt obligations approximate fair value based on current interest rates for instruments with similar terms.

Concentrations - The Company has one major customer whose sales and accounts receivable balances at year end consist of 97% and 99% of the total sales and accounts receivable balances, respectively.

During the year ended December 31, 2017 the Company had one major supplier. As of December 31, 2017, purchases from this major supplier amounted to 35% of total purchases. Total accounts payable for this supplier at December 31, 2017 was 25% of accounts payable.

New Accounting Standards - In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers. The objective of this update is to provide a robust framework for addressing revenue recognition issues and, upon its effective date, replaces almost all existing revenue recognition guidance. This update is effective in annual reporting periods beginning after December 15, 2018 and the interim periods within that year. The Company is evaluating the impact of this update on the Company’s financial statements.

In February of 2016, the FASB issued ASU 2016-02 Leases. Under the new guidance, lessees will be required to recognize so called right of use assets and liabilities for most leases having lease terms of 12 months or more. This update is effective in annual reporting periods beginning after December 31, 2019 and the interim periods starting thereafter. The Company is evaluating the impact of this update on the Company’s financial statements.

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HTS Image Processing, Inc.

(formerly Teamtronics, Inc.)

Notes to Financial Statements (Continued)

December 31, 2017

3.	Inventories

Inventories consist of the following:

December 31,	2017

Raw materials	$719,195
Work-in-process	81,887
Total inventories	$801,082

4.	Property and Equipment

Property and equipment consisted of the following:

December 31,	2017

Production equipment	$87,422
Office Equipment	7,045
Vehicles	62,791
Accumulated depreciation	(46,937)
Property and equipment, net	$110,321

5.	Stockholders’ Equity

The Company is authorized to issue 1,000,000 shares of $.001 par common stock. As of December 31, 2017, there were 1,000,000 shares issued, and outstanding.

6.	Notes Payable

As of December 31, 2017, the Company owed $1,362,166 on two loans payable to a non-related party. The loans are non-interest bearing and are due in monthly installments of $3,643. The Company’s equipment is held as collateral on the notes. The following is a schedule by years of future minimum payments at December 31, 2017:

December 31,	2017

2018	$1,378,359
2019	10,928
2020	-
2021	-
2022	-
Total	$1,389,287

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HTS Image Processing, Inc.

(formerly Teamtronics, Inc.)

Notes to Financial Statements (Continued)

December 31, 2017

7.	Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liabilities consist of the following components as of December 31, 2017:

December 31	2017

Deferred tax assets:
Capitalized acquisition costs	$175,676
Deferred tax liabilities
Depreciation	(15,259)
Valuation allowance	(175,676)
Net deferred tax liabilities	$(15,259)

The income tax provision differs from the amount of income tax determined by applying the U.S federal income tax rate to pretax income from continuing operations for the year ended December 31, 2017 due to the following:

December 31	2017

Book income	$518
Meals & entertainment	777
Change in acquisition costs	98,913
Change in depreciation	8,579
Change in tax rates	5,403
Valuation allowance	-
Total	$114,190

Deferred income taxes result from temporary or permanent differences between the recognition of certain income and expense items for income tax reporting purposes and financial purposes. The deferred tax balance is primarily the result of differences in accelerated depreciation methods for tax purposes and capitalized acquisition costs.

Deferred tax assets (liabilities) in the accompanying balance sheet are comprised of the following:

December 31	2017
Capitalized Acquisition Costs	114,190
Less valuation allowance	-
Net deferred tax assets	$114,190

As of December 31, 2017 and 2016, the Company had no net operating loss carry forwards for tax purposes available to offset future taxable income.

The Company’s total deferred tax asset and deferred tax liabilities as of December 31, 2017 as follows:

December 31	2017

Total deferred tax assets	$-
Total deferred tax liabilities	(15,259)
Total deferred tax liabilities	$(15,259)

As of December 31, 2017 and 2016, the Company had no net operating loss carry forwards for tax purposes available to offset future taxable income.

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HTS Image Processing, Inc.

(formerly Teamtronics, Inc.)

Notes to Financial Statements (Continued)

December 31, 2017

8.	Retirement Plan

The Company has a defined contribution plan covering substantially all employees. The plan allows employees to make contributions to the plan with the Company making discretionary matching contributions up to 3% of employee compensation. As of December 31, 2017, the Company provided matching contributions to the defined contribution plan in the amount of $10,018 respectively.

10.	Commitments and Contingencies

The Company is subject to legal proceedings and claims that arise in the ordinary course of business. In the opinion of the Company’s management, the ultimate liability with respect to these proceedings and claims will not have a material adverse effect upon the Company’s financial position or results of operations.

11.	Subsequent Events

The Company evaluated all events or transactions that occurred after December 31, 2017 through December 21, 2018, the date the Company issued these financial statements and noted the following events:

Effective January 1, 2018, the Company purchased Hi-Tech Solutions, ltd, an Israeli Limited Liability Company for $4,300,000. The purchase price is being paid In cash over a 9 month period with $2,100,000 being paid at closing, $1,000,000 being paid three months after closing and the balance paid in tranches over the next nine months.

The Company is currently evaluating the fair values to assign to the acquired, identifiable assets and liabilities. The purchase was entered into for purposes of acquiring additional technology and manufacturing capacity associated with computer vision imaging processing. The Company expects that approximately $1,700,000 will be allocated to identifiable assets and liabilities and that the balance of the purchase price will be allocated to Intellectual Property and to Goodwill.

On September 24, 2018, the Company changed its name from Teamtronics, Inc. to HTS Image Processing, Inc.

On October 05, 2018, Quest Solution, Inc. (Quest) entered into a purchase agreement (the “Purchase Agreement”) with the share holders of the Company who are Walefar Investments, Ltd. (“Walefar”), and Campbeltown Consulting, Ltd., (“Campbeltown”), (Walefar and Campbeltown are collectively referred to as the “Sellers”). Pursuant to the Agreement, Quest purchased 100% of the capital stock of HTS Image Processing, Inc., a Delaware company (“HTS”) from the Sellers. As consideration, Quest (i) issued to the Sellers 22,452,954 shares of its common stock (“Common Stock”), having a value of $5,298,897 based on the average closing price of the common stock for the 20 days’ preceding the Purchase Agreement (the “Per Share Value”), (ii) cash in the amount of $300,000, and (iii) a 12 month convertible promissory note with a principal amount of $700,000 and an interest rate of six percent (6%) per annum (the “Note”). The Note also provides the Sellers the right to convert all or any portion of the then outstanding and unpaid principal amount and interest into fully paid and non-assessable shares of Quest’s common stock at a conversion price of $0.236. HTS is now a wholly owned subsidiary of Quest.

Subsequent to year end, the Company entered into an agreement with Beijer Electronics, Inc. wherein amounts previously recorded as an accounts payable was converted into a note payable. The balance converted from accounts payable was $1,267,527. The terms of the note are as follows: $400,000 payment made at the time of the agreement and the balance paid over a 12 month period of time with an interest rate to be determined later. The Company has reported a note payable on the balance sheet as of December 31, 2017 as this would have been the balance at the time.

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